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                                                                    EXHIBIT 15



                LETTER TO SEC RE UNAUDITED FINANCIAL INFORMATION







Board of Directors and Stockholders
OHM Corporation


         We are aware of the incorporation by reference into the Registration Statement (Form S-8 pertaining to the OHM Corporation 1986 Stock Option Plan) of OHM Corporation of our reports dated April 30, 1996 and July 26, 1996, relating to the unaudited consolidated interim financial statements of OHM Corporation which are included in its Form 10-Q for the quarters ended, March 31, 1996 and June 30, 1996.

         Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                ERNST & YOUNG LLP
                                /s/ Ernst & Young LLP


Columbus, Ohio
October 25, 1996



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